UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2006, Cybex International, Inc. (“Cybex”) and the selling stockholders named therein entered into an Underwriting Agreement with Oppenheimer & Co. Inc., as representative of the several underwriters named therein, in connection with the offer and sale by Cybex and the selling stockholders of 3.5 million shares of Cybex’s common stock. Of the total shares being offered, 1.75 million shares will be issued by Cybex and 1.75 million shares will be sold by the selling stockholders, UM Holdings Ltd., John Aglialoro and Joan Carter. Cybex will not receive any proceeds from the sale of the shares offered by the selling stockholders. In addition, the underwriters were granted a 30-day over-allotment option to purchase up to an additional 525,000 shares of common stock on the same terms, equally split between Cybex and the selling stockholders.

Item 7.01: Regulation FD

On May 17, 2006, Cybex issued a press release announcing that the follow-on offering of its common stock by Oppenheimer & Co. Inc. was priced at $5.50 per share. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 1	Form of Agreement Among Underwriters (incorporated by reference to Exhibit 1 to Amendment No. 2 to Registration Statement filed on May 15, 2006).

Exhibit 99.1	Press Release dated May 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2006

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer